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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of I.C.H. Corporation on Form S-8 number 33-61766 of our report, which includes an explanatory paragraph relating to certain changes in accounting principles, dated March 14, 1994, on our audits of the consolidated financial statements and financial statement schedules of I.C.H. Corporation as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.

                                                    Coopers & Lybrand

Dallas, Texas
March 21, 1994

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